Exhibit 10(t)

                               AMENDMENT NO. 4
                           TO AMENDED AND RESTATED
                       RETIREMENT PLAN OF TRUSTCO BANK

     WHEREAS, Trustco Bank, a federal savings bank (hereinafter referred to as "Bank"), maintains the Retirement Plan of Trustco Bank (hereinafter referred to as the "Plan"); and

     WHEREAS, the Plan Sponsor reserves the right to amend the Plan; and

     WHEREAS, the Bank desires to amend said Plan effective as of January 1, 2006 to modify the benefit formula for new employees and to eliminate the suspension of benefits provision;

     NOW, THEREFORE, the Bank does hereby amend the Plan, effective January 1, 2006, as follows:


                                      I.

Section 1.28 of the Plan defining Year of Vesting Service shall be amended by the addition of the following:

     An Employee who was an employee of Landmark Community Bank on July 27, 2000 and continued to be employed by the Company on July 28, 2000 (the acquisition date by the Company) shall have all employment with Landmark Community Bank deemed employment with the Company for determining Vesting Service under the Plan.


                                     II.

Section 3.2 of the Plan relating to the Postponed Retirement Date shall be deleted in its entirety and replaced with the following:

     Section 3.2 Postponed Retirement Date. A Participant may continue in employment of the Company after his Normal Retirement Date; provided, however, that a Participant who meets the following requirements must retire on the first day of the month coinciding or next following the date on which he attains age 70:


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     (a)  during the two-year period immediately before retirement such
          Participant is employed in a bona fide executive or high policy making position; and

     (b) such Participant is entitled to an immediate nonforfeitable annual retirement benefit from a pension, profit sharing, savings or deferred compensation plan, including this Plan, or any combination of such plans of the Company which equal, in the aggregate, at least $44,000.

     A Participant who does continue in the employment of the Company after his Normal Retirement Date will have a Postponed Retirement Date which will be the first day of the month coinciding with or next following his termination of employment with the Company. The payment of the Accrued Benefit to such Participant who continues his employment beyond his Normal Retirement Date shall commence on this Postponed Retirement Date.

     The benefits payable on his Postponed Retirement Date shall be equal to the greater of:

     1) the amount which is based on the Accrued Benefit formula using his Years of Benefit Service and Compensation through his Postponed Retirement Date, reduced (but not below zero) by the Actuarial Equivalent of any earlier benefit payments, and

     2) the Actuarial Equivalent of his Accrued Benefit at his Normal Retirement Date, reduced (but not below zero) by the Actuarial Equivalent of any earlier benefit payments.


                                     III.

Section 4.1(A) of the Plan relating to the Accrued Benefit shall be amended by the addition of the following:

     Effective for employees hired on or after January 1, 2006, the monthly Accrued Benefit of a Participant, payable on or after such Participant's Normal Retirement Date, shall be equal to one-twelfth of the sum of the following:

          Regular Benefit: .5% of the Participant's Final Average Earnings multiplied by his Years of Benefit Service earned on and after January 1, 2006 up to a maximum of 30 years, plus

          Supplemental Benefit: .325% of the Participant's Final Average Earnings in excess of Covered Compensation multiplied by his Years of Benefit Service earned on and after January 1, 2006 up to a maximum of 30 Years of Benefit Service.


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                                     IV.

Section 4.5 of the Plan relating to Employment After Retirement shall be deleted in its entirety and replaced with the following:

     Section 4.5. Employment After Retirement. If a Participant is reemployed after commencement of his retirement benefit, benefit payments shall be stopped if the Participant has not incurred a One Year Break-in Service. Payments shall resume upon termination of employment. Benefits payable on his subsequent termination of employment shall be calculated in accordance with the Postponed Retirement Date provisions of Section 3.2 and reduced by the Actuarial Equivalent of any earlier payments.

IN WITNESS WHEREOF, the Bank has caused this Amendment No. 4 to be executed by its duly authorized officer this 20th day of December, 2005.

                                      TRUSTCO BANK

                                      By: /s/ Robert J. McCormick
                                      ---------------------------
                                      Robert J. McCormick
                                      President and
                                      Chief Executive Officer


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